                                                                   EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Form 10-K of our report dated January 23, 1998, relating to the financial Statements of Community Bancorp, Inc. as of and for each of the two years in the period ended December 31, 1997. We also consent to the incorporation by reference of said report in the following Registration Statements.

              Registration
    Form      Statement No.        Purpose
-------------------------------------------------------------------------------
     S-8         33-44921     1987 Stock Option Plan
     S-8         33-48160     401(k) Retirement Plan
     S-8        333-52071     1996 Stock Option Plan and 401(k) Plan
     S-3        333-37527     Registration of $150,000,000 of Common Stock,
                              Preferred Stock and Debt Securities
     S-4        333-40071     Shelf registration of 4,438,207 shares of Common
                              Stock
     S-4        333-49367     Shelf registration of 7,000,000 shares of Common
                              Stock


                         /s/ BAIRD, KURTZ & DOBSON


Denver, Colorado
March 22, 1999